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Exhibit 23.6

CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

We hereby consent to the use of the name Netherland, Sewell & Associates, Inc. and the inclusion of and reference to our report, or information contained therein, dated May 13, 2005, prepared for RIMCO Production Company, Inc. and presented in the Registration Statement on Form SB-2 of Whittier Energy Corporation for the filing dated on or about August 1, 2005.

NETHERLAND, SEWELL & ASSOCIATES, INC.

	By:	/s/ DANNY D. SIMMONS Danny D. Simmons Executive Vice President

Houston, Texas August 1, 2005

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  Exhibit 23.6